Exhibit 99.1

VBI Vaccines Announces Phase 3 Clinical Program for Sci-B-Vac™

Hepatitis B Vaccine

Conference Call and Webcast: Wednesday, July 12, at 8:30 a.m. EDT

CAMBRIDGE, Mass. (July 11, 2017) – VBI Vaccines Inc. (Nasdaq: VBIV) (TSX: VBV) (“VBI”) announced today its plans for a global Phase 3 clinical program for Sci-B-Vac™, its third-generation hepatitis B vaccine, following positive discussions with the U.S. Food & Drug Administration (FDA), the European Medicines Agency (EMA), and Health Canada.

The Phase 3 program will be a global 15-month program and will consist of two concurrent Phase 3 studies – a safety and immunogenicity study (PROTECT) and a lot-to-lot consistency study (CONSTANT), enrolling a total of approximately 4,800 subjects. The Phase 3 program will be conducted at approximately 40 sites across the U.S., Europe, and Canada.

“We consider the outcome of discussions with the FDA, EMA, and Health Canada to be extremely positive,” said Jeff Baxter, president and CEO of VBI. “Sci-B-Vac’s extensive safety and efficacy data package demonstrates safe and effective vaccination of approximately 2,000 subjects in past clinical trials. Because of this track record, we are able to plan a Phase 3 program that will enroll only 4,800 subjects in total and will be only 15-months in duration. We anticipate initiating enrollment in both Phase 3 studies in the second half of 2017.”

About PROTECT – Safety and Immunogenicity Study

PROTECT will be a double-blind, two-arm, randomized, controlled study. Approximately 1,600 adult subjects, age 18 years and older, will be randomized in a 1:1 ratio to receive either a three-dose course of Sci-B-Vac 10μg or a three-dose course of the control vaccine, Engerix-B® 20μg. Enrollment will be stratified by age group.

The co-primary objectives of the study will be:

●	To demonstrate non-inferiority of the seroprotection rate induced by Sci-B-Vac vs. Engerix-B® four weeks after the third vaccination in adults age 18 and older.

●	To demonstrate superiority of the seroprotection rate induced by Sci-B-Vac vs. Engerix-B® four weeks after the third vaccination in adults older than 45 years of age.

The study will also include multiple secondary objectives to evaluate the speed to seroprotection and the overall safety and tolerability of Sci-B-Vac vs. Engerix-B®.

About CONSTANT – Lot-to-Lot Consistency Study

CONSTANT will be a double-blind, four-arm, randomized, controlled study. Approximately 3,200 adult subjects, age 18-45 years, will be randomized in a 1:1:1:1 ratio to receive one of four three-dose courses: Lot A of Sci-B-Vac 10μg, Lot B of Sci-B-Vac 10μg, Lot C of Sci-B-Vac 10μg, or the control vaccine Engerix-B® 20μg.

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com	1

The primary objective of this study will be:

●	To demonstrate lot-to-lot consistency for immune response as measured by geometric mean concentration (GMC) of antibodies across three independent, consecutive lots of Sci-B-Vac four weeks after the third vaccination.

The secondary objective will be to evaluate safety and efficacy of Sci-B-Vac vs. Engerix-B®.

Conference Call and Webcast Details

VBI Vaccines will host a conference call and webcast with accompanying slides Wednesday, July 12, 2017, at 8:30 a.m. EDT, to provide a clinical and regulatory update on Sci-B-Vac. The webcast can be watched via the event link in the “Events/Presentations” section under the “Investor” page of the VBI corporate website at www.vbivaccines.com or by clicking this link:

http://public.viavid.com/index.php?id=125400

To dial in to the conference call, please dial:

Toll-free US & Canada Dial-In: 888-857-6932

International Dial-In: 719-457-2603

Conference ID: 9006835

A replay of the webcast will be available on VBI’s website for 45 days after the event.

About Sci-B-Vac™

Sci-B-Vac™ is a licensed third-generation hepatitis B vaccine that has demonstrated safety and efficacy in over 300,000 patients. Sci-B-Vac is currently approved for use in Israel and in 14 other countries. In contrast to second-generation hepatitis B vaccines, which contain only one surface antigen (the S antigen), Sci-B-Vac contains the S antigen and the pre-S1 and pre-S2 surface antigens. The composition of Sci-B-Vac may prove more immunogenic in subjects that currently do not respond optimally to second-generation vaccines.

To learn more about Sci-B-Vac™, visit: https://www.vbivaccines.com/sci-b-vac/

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI’s first marketed product is Sci-B-Vac™, a hepatitis B (HBV) vaccine that mimics all three viral surface antigens of the hepatitis B virus; Sci-B-Vac is approved for use in Israel and 14 other countries. VBI’s eVLP Platform technology allows for the development of enveloped virus-like particle (eVLP) vaccines that closely mimic the target virus to elicit a potent immune response. VBI is advancing a pipeline of eVLP vaccines, with lead programs in cytomegalovirus (CMV) and glioblastoma multiforme (GBM). VBI is also advancing its LPV™ Thermostability Platform, a proprietary formulation and process that enables vaccines and biologics to preserve stability, potency, and safety. VBI is headquartered in Cambridge, MA with research operations in Ottawa, Canada and research and manufacturing facilities in Rehovot, Israel.

●	Website Home: http://www.vbivaccines.com/

●	News and Insights: http://www.vbivaccines.com/wire/

●	Investors: http://www.vbivaccines.com/investors/

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com	2

VBI Contact

Perri Maduri, Communications Executive

Phone: (617) 830-3031 x124

Email: info@vbivaccines.com

VBI Media Contact

Matt Middleman, M.D.

LifeSci Public Relations

Phone: (646) 627-8384

Email: matt.midddleman@lifescipublicrelations.com

VBI Investor Contact

Nell Beattie

Director, Corporate Development and Investor Relations

Email: IR@vbivaccines.com

Cautionary Statement on Forward-looking Information

Certain statements in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or forward-looking information under applicable Canadian securities legislation (collectively, “forward-looking statements”) that may not be based on historical fact, but instead relate to future events, including without limitation statements containing the words “believe”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions. All statements other than statements of historical fact included in this release are forward-looking statements, including statements regarding: plans for Phase III clinical studies, the provision of additional information about clinical studies, and the potential effects of Sci-B-Vac™.

Such forward-looking statements are based on a number of assumptions, including assumptions regarding the successful development and/or commercialization of the company’s products, including the receipt of necessary regulatory approvals; general economic conditions; that the parties’ respective businesses are able to operate as anticipated without interruptions; competitive conditions; and changes in applicable laws, rules and regulations.

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com	3

Although management believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects. Factors which could cause actual results to differ materially from current expectations include: the failure to successfully develop or commercialize the company’s products; adverse changes in general economic conditions or applicable laws, rules and regulations; and other factors detailed from time to time in the company’s reports filed with the U.S Securities and Exchange Commission and the Canadian Securities Commissions.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on the company’s current expectations, and the company undertakes no obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com	4